SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 27, 2001
Date of Report (Date of earliest event reported)

U.S. Technologies Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	0-15960	73-1284747

(State or Other	(Commission	(IRS Employer

Jurisdiction of Incorporation)	File Number)	Identification No.)

1130 Connecticut Ave., NW, Suite 700, Washington, DC 20036
(Address of principal executive offices including zip code)

(202) 466-3100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 2. ACQUISITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT

INTRODUCTION

     On April 11, 2001, U.S. Technologies Inc., a Delaware corporation (the “Company”), filed an Item 5 Form 8-K announcing the consummation of its March 27, 2001 acquisition of Yazam.com Inc., substantially in accordance with the definitive merger agreement, as amended, as disclosed by the Company in previously filed reports. The Company asked the staff of the Securities and Exchange Commission to concur with the Company’s view that the acquisition was a principally a capital raising transaction and not the acquisition of a significant business, or to waive the Company’s obligation to file financial statements for Yazam. The staff of the Securities and Exchange Commission has advised the Company that it considers the Yazam acquisition to be the acquisition of a significant business, but that it will not seek enforcement against the Company based solely on its failure to file the audited financial statements and pro forma financial information required by Item 7 of Form 8-K, with respect to Yazam. Therefore, the Company hereby amends its previously filed Form 8-K to report the Yazam transaction on an Item 2 Form 8-K as follows:

ITEM 2. ACQUISITION OF ASSETS.

     On March 27, 2001 the Company completed its acquisition of Yazam.com, Inc. The purchase price for Yazam was $22,000,000 in cash plus 27,374 shares of the Company’s Series F Convertible Preferred Stock, which may be convertible into 27,374,000 shares of common stock of the Company, warrants to purchase an aggregate of 8,000,000 shares of the Company’s common stock at $0.34 per share and assumption of liabilities that are not expected to exceed $2.8 million. The Company obtained a loan from Safra National Bank of New York for the entire cash portion of the purchase price. Pursuant to the transaction, the Company obtained approximately $28 million of cash held by Yazam at closing (of which, a portion was used to repay the bank loan), a $1 million asset representing a business held and under contract for sale that has since closed and other assets of Yazam.

     The issuance of shares of the Company’s common stock upon the exercise of such warrants or the conversion of the Series F Convertible Preferred Stock into common stock will require the prior amendment of the Company’s charter, as previously disclosed by the Company.

     In the event that the Company’s charter is not amended prior to September 1, 2001, holders of the Company’s Series F Convertible Preferred Stock will have the right to sell their shares to the Company for a price per share equal to the average price of USXX common stock as reported on the “Over the Counter Market”, or such other applicable nationally recognized market quotation system, for the 20 trading days prior to the requested date of such repurchase multiplied by 1,000, but in no event less than $250 per share.

     This report contains “forward looking statements” concerning prospective future events and results. Such prospective events include acquisitions and investments, and prospects for such acquisitions and investments. U.S. Technologies cautions that actual developments and results may differ materially from its prospective future events. There can be no assurance that the conditions necessary to completing any prospective event will occur.

     The Company’s assets and operations, including results of operations, would be affected materially by either occurrence of any such event or the failure of any such event to occur, by the extent to which it and its associated companies continue to have access to financing sources on reasonable terms in order to pursue its and their business plans, by the success or failure of the business plans of its associated companies, by economic conditions generally and particularly in the developing e-commerce market, by competition and technological changes in its and its associated companies’ industries and businesses, and by the results of its and its associated companies’ operations if and when operating.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Audited financial statements for Yazam are not presently available. The Company is in the process of evaluating whether it is possible or practicable to provide audited financial statements of Yazam. The Company will file the required financial statements as promptly as practicable to the extent practicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. TECHNOLOGIES INC.

		By:	/s/ Gregory Earls

Gregory Earls

Chairman and Chief Executive Officer

Dated:	May 25, 2001 Washington, DC